Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT WHICH SHALL BE ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

XCEL BRANDS, Inc.

Warrant No.: XELB-[•]
Warrant Shares: [•]	Initial Exercise Date: [•], 2025

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [UTG BTC Ltd] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after vesting and on or prior to the close of business on [•], 2032 (the “Termination Date”) but not thereafter, to subscribe for and purchase from XCel Brands, Inc., a Delaware corporation (the “Company”), up to [•] ([•]) shares (the “Warrant Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section  1.Definitions.  In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings ascribed in this Section 1:

“Business Day” means a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business.

“Commission” means the United States Securities and Exchange Commission.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market (or any successor entity) from the stockholders of the Company with respect to issuance of all of the securities issuable (including pursuant to amendments to certain existing warrants) in connection with he transactions contemplated by the Second Amendment to the Loan and Security Agreement by and among the Company, the other Creditor Parties thereto, the Lender parties thereto and FEAC Agent, LLC as administrative agent and collateral agent exercise thereof. The Company shall use commercially reasonable efforts to obtain all components of the Stockholder Approval.]1

“Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Delaware law.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

[“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB, OTCQX or Pink Open Market operated by OTC Markets Group, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).]2

“Transfer Agent” means Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, telephone number of (212) 509-4000 and any successor transfer agent of the Company.

Section  2.Exercise.

a)Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after vesting as to the number of Warrant Shares as to which this Warrant shall vest and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise Form annexed hereto (electronic copy and notice being sufficient); and, within one (1) Trading Day of the date said Notice of Exercise is delivered to the Company, the Company shall have received the original Warrant and payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer.  In the case of the purchase of less than all of the Warrant Shares represented by this Warrant, the Company shall, upon receipt of this Warrant, cause this Warrant to be cancelled and shall execute and deliver a new Warrant of like tenor for the remaining Warrant Shares.

b)Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $[•], subject to adjustment hereunder (the “Exercise Price”).

1 To be included in Top Off Tranches 2-5

2 To be included in Top Off Tranches 2-5

c)Mechanics of Exercise.

i.Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted within three Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (the “Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(iv) prior to the issuance of such shares, have been paid.

ii.Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv.Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

v.Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d)[Trading Market Regulation.  The Company shall not issue any shares of Common Stock upon the exercise of this Warrant [if the issuance of such shares of Common Stock would exceed 14,685 Warrant Shares (subject to adjustment in the event of an adjustment to the number of Warrant Shares pursuant to Section 3 hereof)]3, except that such limitation shall not apply in the event that the Company (A) obtains Stockholder Approval as required by the applicable rules of the Trading Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.]4

Section  3.Certain Adjustments.

a)Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding whether, directly or indirectly, including, without limitation, by merger, consolidation, recapitalization or otherwise: (i) pays a stock dividend or otherwise makes a distribution or distributions to all holders of Common Stock payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)Extraordinary Cash Dividend:  If the Company, at any time while this Warrant is outstanding pays an Extraordinary Cash Dividend (defined below), then in each case, the Exercise Price shall be adjusted by reducing the Exercise Price in effect immediately prior to the payment of such Extraordinary Cash Dividend by the per share amount of such Extraordinary Cash Dividend.  Any adjustment made pursuant to this Section 3(b) shall become effective immediately after the payment date of such Extraordinary Cash Dividend.  “Extraordinary Dividend” means a non-recurring cash

3 To be included in Top Off Tranche 2

4 To be included in Top Off Tranches 2-5

dividend or cash distribution, in either case, paid to holders of Common Stock generally, and does not include any cash dividend or cash distribution which the Board establishes as a regularly scheduled cash dividend or chase distribution.

c)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)Notice to Holder.

i.Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment; provided however, that no notice shall be required if the information is disseminated by the Company in a filing with the Commission on its EDGAR system pursuant to a Current Report on Form 8-K or Quarterly Report on Form 10-Q or Annual Report on Form 10-K or in a press release.

ii.Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least three calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Section  4.Transfer of Warrant.

a)Transferability.  This Warrant shall not be transferrable prior to [•], 20275 except to an entity under common control of [UTG Capital, Inc.].  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, commencing [•], 2027, this Warrant and all rights hereunder (including, without limitation, any registration rights) shall be transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

5 Two year anniversary of the date of issuance

d)Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, make such representations as are customarily provided upon such a transfer to the extent such representations and warranties relate to the undersigned and/or the purchase of Warrant Shares.

Section  5.Holder Representations and Warranties.  By its acceptance of this Warrant, the Holder hereby represents to, and covenants with, the Company as follows:

a)The Holder or its representatives are sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Warrant and the Warrant Shares and that, by reason of its or its representatives knowledge and experience in financial and business matters in general, and investments of this type in particular, it or its representatives are capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares;

b)The Holder understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”), for transactions not involving a public offering is applicable to the offer and sale of the Warrant (and, upon exercise of the Warrant, the Warrant Shares), based, in part, upon the representations, warranties and agreements made by the undersigned herein.

c)The Holder understands that: (A) neither the Warrants nor the Warrant Shares have been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act; (B) the Warrant and the Warrant Shares are and will be “restricted securities”, as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) neither the Warrant nor the Warrant Shares may be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) the Company is under no obligation to register the Warrant or the Warrant Shares under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Warrant and the Warrant Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F) stop transfer instructions will be placed with the Transfer Agent.

d)The Holder will not sell or otherwise transfer any of the Shares or any interest therein, unless and until: (A) said Warrant and/or Warrant Shares shall have first been registered under the Act and all applicable state securities laws; or (B) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

e)The Holder is an “accredited investor,” as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

f)The Holder is acquiring the Warrant and the Warrant Shares for its own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act in violation of the Act.

g)The Holder has been given access to and an opportunity to examine such documents, materials and information concerning the Company as the Holder deems necessary or advisable in order to reach an informed decision as to an investment in the Warrants and Warrant Shares.

Section  6.Miscellaneous.

a)No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(a).

b)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock the number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this

Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal Proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision hereunder), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such Proceeding. If any party shall commence an action or Proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or Proceeding.

f)Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the [•] Agreement.

i)Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k)Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders holding Warrants at least equal to a majority of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

l)Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m)Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of [•], 2025.

XCEL BRANDS, INC.

By:
Name: James Haran
Title: Chief Financial Officer

NOTICE OF EXERCISE6

To:XCEL BRANDs, Inc.

(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of lawful money of the United States.

(2)Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered by physical delivery of a certificate to:

(3)Accredited Investor.  The undersigned represents that the representations set forth in Section 5 of the Warrant (as such representations and warranties relate to the undersigned and/or its purchase of Warrant Shares) are true and correct as of the date of this Notice of Exercise.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

6 To be adjusted appropriately to the extent that the holder elects cashless exercise.

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
.

		Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.